UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2005 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (978) 250-2900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2005, we received a letter from the Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of our failure to file with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005, we are not in compliance with Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires us to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. Nasdaq rules permit us to request a hearing with a Nasdaq Listing Qualifications Panel to appeal the Staff’s determination to delist our common stock. We intend to make such an appeal. Until the Panel issues a determination and the expiration of any exception granted by the Panel, our common stock will continue to be traded on The Nasdaq National Market.

While we are working diligently to finalize our previously announced internal investigation and complete our Form 10-Q, there can be no assurance that the Panel will grant our request for an exception that would allow the continued listing of our common stock on Nasdaq until we file our Form 10-Q for the quarter ended April 30, 2005 with the Securities and Exchange Commission.

On June 17, 2005, we issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that we received the letter from Nasdaq described in this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits. (c) Exhibits

Exhibit Number	Description

99.1	Press Release of the Registrant, dated June 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Daniel E. Smith Daniel E. Smith President and Chief Executive Officer (Duly Authorized Officer)

Dated: June 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated June 17, 2005.